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                                                              EXHIBIT 10.9.13


Dated                           15th July, 1994                             1994

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                      (1)      SIMON-HORIZON LIMITED


                      (2)      HORIZON EXPLORATION LIMITED




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                            MASTER LEASING AGREEMENT

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                               SIMMONS & SIMMONS
                               14 DOMINION STREET
                                LONDON EC2M 2RJ
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                            MASTER LEASING AGREEMENT

THIS MASTER LEASING AGREEMENT is made the 15th July, 1994 BETWEEN:

1. Simon-Horizon Limited whose registered office is at Horizon House, Azalea Drive, Swanley, Kent, BR8 8JR ("Simon")

2. Horizon Exploration Limited whose registered office is at 6 Pembroke Road, Sevenoaks, Kent TN13 1XR (the "Lessee")

WHEREBY IT IS AGREED as follows:

1.       DEFINITIONS

1.01 In this Master Leasing Agreement the terms defined in or for the purposes of the Charter shall have the same meanings when used herein unless otherwise defined below and the following terms shall have the meanings given below:

         Term                              Meaning

         "Accounting Period"               an accounting period within the
                                           meaning of Section 12 of the Income
                                           and Corporation Taxes Act 1988

         "CAA"                             the Capital Allowances Act 1990

         "Calculation Rates"               the standard rates of corporation
                                           tax, applicable to the Rental during
                                           the Primary Period as stated in the
                                           Lease Contract

         "Charter"                         the charterparty by way of
                                           sub-demise in respect of the ship MV
                                           "Simon Labrador" (ex MV "Seaway
                                           Labrador") between the parties
                                           hereto and of even date herewith

         "Delivery"                        the time at which the Lessee takes
                                           possession of the Ship under the
                                           Charter as stated in the Protocol of
                                           Delivery and Acceptance signed by
                                           Simon and the Lessee

         "Disposal Periods"                the accounting period of the Owner
                                           in which the Primary Period comes to
                                           an end

         "Effective Date"                  the date so defined in and for the
                                           purposes of the Agreement

         "Event of Default"                any of the events specified in
                                           Clauses 14.01 or 14.02
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         "Goods"                           in relation to each Lease Contract,
                                           the goods specified in Schedule I
                                           thereof or any of them together with
                                           all replacements, renewals and
                                           component parts thereof and all
                                           additions and accessories thereto
                                           which form an integral part thereof

         "Goods Capital                    means the amount of the Owner's
         Outstanding"                      investment in the relevant Lease
                                           Contract from time to time

         "Interest Rate"                   the interest rate calculated as
                                           specified in Clause 15

         "Lease Contract"                  a contract for the sub-leasing of
                                           Goods entered into between Simon and
                                           the Lessee pursuant to this Master
                                           Agreement

         "Lease Period"                    the period from the entering into of
                                           a Lease Contract until the Prime
                                           Date plus the Primary Period and
                                           (unless the context does not so
                                           admit) the Secondary Period or until
                                           the leasing of the Goods under such
                                           Lease Contract terminates for any
                                           reason

         "Master Agreement"                this Master Leasing Agreement

         "Original Cost"                   the expenditure incurred by the
                                           Owner, exclusive of recoverable
                                           value added tax (or other tax
                                           relating to the purchase of the
                                           Goods), on acquisition of the Goods
                                           as specified in Clause 3 of the
                                           relevant Lease Contract

         "Owner" Royal Bank of Scotland (Industrial Leasing) Limited and includes its successors and assigns

         "Primary Period"                  the primary period of leasing
                                           starting as specified in the
                                           relevant Lease Contract and
                                           terminating subject to the terms and
                                           conditions of the Charter and this
                                           Agreement, on 1st April 2001

         "Prime Date"                      the date specified in the relevant
                                           Lease Contract as the date on which
                                           the Primary Period commences

         "RBS Master Leasing               the Master Leasing Agreement dated
         Agreement"                        31st March 1992 and made between the
                                           Owner and Simon





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         "RBS Lease Contracts"             means the contracts for the Leasing
                                           of Goods by the Owner to Simon made
                                           pursuant to the RBS Master Leasing
                                           Agreement

         "Rental" the rental payable by the Lessee for the use of Goods under the Lease Contract as the same may be from time to time adjusted, increased or supplemented pursuant to Clause 5 of this Master Agreement

         "Rental Period"                   the period specified in the Lease
                                           Contract in respect of which a
                                           payment of rental is due

         "Return" a profit take out rate of return, such rate being equivalent to a rate of interest and being the rate at which the Owner assumes in relation to any relevant RBS Lease Contract relating to Goods the subject of a Lease Contract that profit will be withdrawn by the Owner at annual intervals during the investment period of such RBS Lease Contract (relating to such Goods) in proportion to the investment in such RBS Lease Contract and after taking account of taxation

         "Secondary Period"                any period starting at the same time
                                           as the secondary period under the
                                           Charter (therein defined as the
                                           "Secondary Period") and, subject to
                                           the terms of this Master Agreement
                                           and the Charter, coterminous with
                                           such secondary period

         "Site"                            the Ship

         "Supplier"                        the supplier of any of the Goods
                                           referred to in the relevant Lease
                                           Contract

         "Termination Sum"                 in relation to a Lease Contract the
                                           amount, calculated in accordance
                                           with Clause 14.03, payable by the
                                           Lessee to Simon upon termination of
                                           the Lease Contract prior to the end
                                           of the Primary Period

1.02 References in this Master Agreement to Clauses and Schedules are, unless the context otherwise requires, to Clauses of and Schedules to this Master Agreement.





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2.       REPRESENTATIONS AND WARRANTIES

2.01     The Lessee represents and warrants to Simon that:

                 (a) there has been no material adverse change in the financial position of the Lessee from that set forth in the latest audited financial statements delivered to Simon under Clause 11.1(d) of the Charter;

                 (b) every consent, authorisation, license or approval of, or registration with, or declaration to, governmental or public bodies or authorities or courts required by the Lessee to authorise, or required by the Lessee in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this Master Agreement and any Lease Contract, or the performance by the Lessee of its obligations under this Master Agreement and any Lease Contract has been obtained or made and is in full force and effect, and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

                 (c) the obligations of the Lessee under the Goods Contracts are direct, general and unconditional obligations of the Lessee and rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) except as are mandatorily preferred by law and not by contract;

                 (d) the Lessee is not (nor would with the giving of notice or lapse of time or both be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

                 (e) all information, exhibits ant reports furnished by the Lessee to Simon in connection herewith or with the negotiation and preparation of this Master Agreement are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

                 (f)      no Relevant Event has occurred and is continuing;

                 (g) the Goods are and will on Delivery be free from all Encumbrances other than Permitted Encumbrances; and





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                 (h)      neither the Lessee's interest in the insurances
                          relating to the Goods or any Requisition Compensation nor any part thereof will on Delivery be subject to any Encumbrances save for any Permitted Encumbrance.

3.       LEASE CONTRACTS

3.01 Simon shall lease to the Lessee and the Lessee shall take on lease the Goods for the Lease Period. Provided however that the obligation of Simon to lease the Goods to the Lessee under this Master Agreement or any Lease Contract is subject to the conditions that, (a) on Delivery Simon shall have received the documents and evidence specified in
         Schedule 1 in form and substance satisfactory to Simon and (b) on the date Delivery is to take place the representations and warranties set out in Clause 2.01 (a)-(f) (inclusive) of the Charter are and remain true and correct in all respects and (c) no Relevant Event would arise by reason of Delivery taking place.

3.02 The lease of the Goods under each Lease Contract shall start on the date on which the Lease Contract is entered into by the Lessee; the Primary Period shall commence on the Prime Date and irrespective of all other provisions hereof all the obligations of the Lessee hereunder as regards any Goods shall commence on Delivery.

3.03 Subject to the Lessee indemnifying Simon for all losses, costs and expenses incurred by Simon as a result of such termination, the Lessee shall be entitled on giving to Simon not less than one hundred and fifty (150) days notice (which notice, when given, shall be irrevocable) to terminate the Lease Period of the Goods on any date falling on or after the first anniversary of the Start Date. Upon such termination (which shall be called "Voluntary Termination" herein) the Lessee shall re-deliver the Goods to Simon in accordance with Clause 13 and shall pay to Simon an amount equal to the Termination Sum on the date of such termination, calculated in accordance with Clause 14.03 together with all amounts of Rentals and other moneys then due and owing to Simon under this Agreement.

         (In the event that the Lessee serves a notice of voluntary termination under Clause 3.3 of the Charter it shall be deemed that a notice of Voluntary Termination shall have been served to terminate the Lease Period of the Goods on the same date as the Charter Period of the Ship is due to terminate under such notice of voluntary termination).

3.04 The terms of this Master Agreement shall be deemed to be incorporated into the terms of each Lease Contract provided that in the event of any conflict between the terms hereof and the terms specified in a Lease Contract the latter shall prevail. Each Lease Contract shall be deemed to form a separate agreement for the lease of the Goods therein described but so that any breach of the provisions of this Master Agreement or any Lease Contract for the time being in force shall be deemed to be a breach of this





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         Master Agreement and of every such Lease Contract in force between the parties hereto.

3.05 The Lessee's right to use the Goods is conditional upon the due performance by the Lessee of its obligations hereunder and every Lease Contract, subject to which, the Lessee shall be entitled peaceably to hold and use the Goods without interference from Simon or any person claiming title through Simon. If the Owner shall be in breach of the Owner's obligations pursuant to Clause 3.05 of the RBS Master Inuring Agreement, Simon will at the cost and request of the Lessee take such steps as the Lessee may reasonably require to enforce Simon's rights against the Owner to have such breach remedied.

3.06 Provided that the Lessee has duly performed all of the terms and conditions of each Lease Contract and that no Event of Default has occurred the leasing of Goods under a Lease Contract shall continue after the end of the Primary Period until the termination of the Secondary Period under the Charter.

3.07 The Lessee hereby warrants and undertakes to Simon that no leasing of the Goods under any Lease Contract shall be within the scope of or regulated by the Consumer Credit Act 1974 (or as amended, replaced, extended or re-enacted from time to time) or any similar legislation or regulatory controls. In the event that the Goods or any Lease Contract are or become subject to such statutory controls, and the same shall materially affect the rights of Simon hereunder, Simon shall be entitled to terminate the relevant Lease Contract and the provisions of Clause 13 of this Master Agreement shall apply mutatis mutandis as though an Event of Default had occurred.

4.       DELIVERY OF GOODS

4.01 All risk of loss of or damage to the Goods shall as between Simon and the Lessee pass to the Lessee in accordance with the terms of the Agreement. Delivery of the Goods shall occur at the same time as Delivery of the Ship occurs under the Charter and the Goods shall be held by the Lessee subject to and in accordance with the provisions of this Master Agreement and the Lease Contracts.

4.02 The Lessee acknowledges that prior to Delivery the Charterer has in accordance with management arrangements with Simon conducted its seismic survey business on and by use of the Ship through the services of its own employed personnel and has thereby had sufficient opportunity to carry out any inspections of the Ship, her condition and any and all Goods and the condition of the Goods on delivery to the Lessee shall be the sole responsibility of the Lessee, and the Lessee shall not be entitled for any reason whatsoever to refuse to accept delivery of the Goods and Simon shall not be liable for any loss or expense, or any loss of profit, resulting directly or indirectly from any defect or alleged defect in the Goods or failure or alleged failure of the Goods to comply in all respects with the terms of the RBS Lease Contracts and the RBS Master





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         Leasing Agreement and the Lessee agrees that upon delivery the Lessee shall accept the Goods "as is, where is" and shall indemnify and hold Simon harmless in respect of any failure of any Goods to comply with the terms of any of the RBS Lease Contracts and the RBS Master Leasing Agreement.

4.03 The liability of the Lessee to pay rent under any Lease Contract shall not be affected by any defect or shortage in the Goods which are the subject thereof discovered on Delivery.

5.       RENTALS AND TAXES

5.01 The Lessee shall pay to Simon in respect of the lease of the Goods the Rentals and other payments specified in the Lease Contract relating thereto.

5.02 Rentals shall be due and payable at the times and for the periods specified in the Lease Contract.

5.03 The Lessee shall not be entitled to withhold payment of Rentals or to any remission of Rentals in respect of any period during which the Goods are unusable or unserviceable and Simon shall not be liable to provide the Lessee with any replacement goods during any such period.

5.04     (a)     The Rentals have been calculated on the following assumptions
                 ("Assumptions"):

                 (i) that all rentals to be received by the Owner pursuant to the RBS Lease Contracts will for tax purposes be accrued over the period to which they relate, by reference to the relevant Leasing Contract;

                 (ii) that there will be available to the Owner in respect of the Accounting Period of the Owner during which the Original Cost is incurred a 25% writing down allowance and in each subsequent Accounting Period in which the Goods continue to be leased by the Owner to Simon a writing down allowance at the rate of 25% per annum (or at the rate specified in the Leasing Contract, if different) on a reducing balance basis all as provided by Section 24 of the CAA in force as at the date thereof, and that the capital allowances so available will not be withdrawn either wholly or in part, and that there will be no delay in the agreement of the Owner's claim for said allowances; and

                 (iii) that any losses arising to the Owner in respect of the said allowances will be available for surrender by way of group relief in accordance with the provisions of Chapter IV of Part X of the Income and





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
                          Corporation Taxes Act 1988 (as amended, and in force, as at the date hereof); and

                 (iv) that the standard rate of United Kingdom corporation tax is and will continue to be fixed at the Calculation Rates specified in the Lease Contract; and

                 (v) that the Goods will be sold in the Accounting Period of the Owner in which the Primary Period expires by effluxion of time and that the amount which the Owner is required to bring into account as disposal value on such sale in accordance with section 24(6) CAA will be the balance of the Original Cost on which writing down allowances are assumed to be available for that Accounting Period by Assumption 5.04(a)(ii) above; and

                 (vi) that any interest paid or assumed to be paid in respect of funds borrowed or assumed to be borrowed by the Owner for the purpose of this transaction is or would had it actually been paid have been allowed as a trading expense or as a charge on income in the Accounting Period of the Owner to which such interest relates or is paid (or assumed to be paid); and

                 (vii) that in the "requisite period" (as that expression is defined in section 40 CAA) the Goods will not be used for a purpose which results in section 42 CAA applying; and

                 (viii) that, in relation to Original Cost, no charge will arise under section 46 CAA in respect of any excess relief (as therein defined) or under section 42 CAA as the same may be amended, extended, substituted or replaced from time to time; and

                 (ix) that the Owner would incur professional fees and disbursements of L.5 per L.1000 of Original Cost (exclusive of Value Added Tax) in respect of the transaction contemplated by the RBS Lease Contract excluding the funding arrangements; and

                 (x) that the fees incurred by the Owner referred to in Assumption (ix) above would be deductible as a trading expense in the Accounting Period of the Owner in which such fees are payable; and

                 (xi) that the interest assumed to be received and paid in Assumption 5.04(a)(xiii) will be treated as accruing on a daily basis for the purpose of Corporation Tax and will be accrued on positive or negative balances





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                          of Goods Capital Outstanding (as the case may be)
                          until the Final Date; and

                 (xii)    (1)     that all losses arising in an Accounting
                                  Period of the Owner as referred to in
                                  Assumption 5.04(a)(iii) will be surrendered to members of the Owner's Group;

                          (2) that the Owner will receive payments for group relief on the date for payment of Corporation Tax that no refund of such payments shall be made by the Owner and that, in accordance with section 402(6) ICTA, such payments will not be taken into account (either as a receipt or a deduction) for Corporation Tax purposes; and

                 (xiii) that on the Interest Payment Date in respect of each Interest Reference Period during which the Goods Capital Outstanding is

                          (i) a negative figure the Owner will pay interest calculated on a daily basis using a 365 day year on the daily balances of Goods Capital Outstanding during such Interest Reference Period at the Reference Rate; or

                          (ii) a positive figure the owner will receive interest calculated on a daily basis using a 365 day year on the daily balances of Goods Capital Outstanding during such Interest Reference Period at a rate of 7 per cent per annum; and

                 (xiv) that the interest referred to in Assumption 5.04(a)(xiii) will be payable to a person carrying on a bona fide banking business in the UK;

                 (xv) that any rebate of rentals made by the Owner to Simon pursuant to Clauses 14.02(c) or 16.06 or 17.02 of the RBS Master Leasing Agreement will be an allowable deduction in the accounting period of the Owner in which the Termination Sum is paid for the purposes of computing the Owner's corporation tax liability; and

                 (xvi) that the Owner will not be required to bring into account any disposal value for the purposes of calculating a balancing allowance or charge in respect of the Goods other than a disposal value equal to the net proceeds of sale and/or insurance proceeds of the Goods; and

                 (xvii) that no change occurs in the nature, method or application of any relevant United Kingdom taxation by reason of any enactment, provision, interpretation, practice or ruling of or by an authority,





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
                          whether legislative, judicial, administrative or revenue, after the date of this Agreement; and

                 (xviii) that the Goods leased under each RBS Lease Contract will be treated independently of any of the Owner's other Goods, for the purposes of calculating the said allowances, and any balancing allowance or charge arising on disposal;

                 (xix) any other additional Assumptions detailed in the RBS Lease Contracts are correct; and

                 (xx) that the Inland Revenue will not treat the respective disposal values of the Ship (excluding the Goods) and the Goods as any amount different from that assumed by the Owner; and

         (b) If, and as often as, any of the Assumptions other than Assumptions (xiii), (xiv) and (xviii) on the basis of which the Rentals are calculated proves to be incorrect during the Primary Period with the result that the Return, in relation to any Goods, is altered the amounts of those Rentals or Termination Sum (as the case may be) which fall due after the relevant Assumption has proved to be incorrect shall be adjusted either upwards or downwards by such amount as the Owner shall certify in writing to Simon (which certificates shall be conclusive in the absence of manifest error and copies of which Simon will forward to the Lessee) to be the amount required to ensure that the Return of the Owner, in relation to those Goods, is the same as it would have been had the relevant Assumption (and all other such Assumptions) proved to be correct.

         (c) If any of the Assumptions on the basis of which the Rentals are calculated proves to be incorrect with the result that the Return, in relation to any Goods, is altered after the expiry or termination of the Primary Period or at a time when no further Rentals or Termination Sum in relation to those Goods fall due a further payment of rental or Termination Sum (as the case may be) or a rebate of rental or Termination Sum (as the case may be) shall become due of such amount as the Owner shall certify in writing to Simon (which certificate shall be conclusive in the absence of manifest error and copies of which Simon will forward to the Lessee) to be the amount required to ensure that the Return in relation to those Goods is the same as it would have been had the relevant Assumption (and all other such Assumptions) proved to be correct.

         (d) An Assumption will be deemed to have been proved to be incorrect either upon the receipt of written notification from the Inland Revenue or, in the case of an Assumption changing due to a change in legislation, on the date that such legislation comes into force.





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
         (e) Simon shall be under no obligation to reduce the Rental if it transpires that the Owner is entitled to capital allowances at a rate in excess of that stated in Clause 5.04 (a) (ii) above or in the Lease Contract (as may be amended).

5.05 All payments of Rentals and all other payments due under this Agreement or any Lease Contract shall be made in sterling without prior demand and without any right of set-off or counterclaim and free and clear of all deductions or withholdings whatsoever unless the same are required by law in which event the Lessee undertakes to pay to and/or indemnify Simon for such additional amounts as may be necessary in order that the net amounts received by Simon after all deductions and withholdings shall not be less than such payments would have been in the absence of any requirement to make any deduction or withholding.

5.06 The Lessee shall pay to Simon at the rates applicable all Value Added Tax on the Rentals and other payments due under the Master Agreement or any Lease Contract and any other taxes assessments or charges levied against or payable by Simon on account of the RBS Lease Contracts or by the Owner on account of its ownership of the Goods or the leasing, use or operation thereof or the Rentals or other sums payable in respect thereof excluding however any taxes payable on the net income of Simon and/or the Owner.

5.07 Payment of Rentals shall be made in the manner specified in the Lease Contract. Time of payment shall be of the essence as regards all Rentals and other payments payable to Simon hereunder or under any Lease Contract.

5.08 The Lessee undertakes promptly upon demand by Simon to provide Simon or the Owner with such certificate and/or information as Simon or the Owner may reasonably request from time to time to enable the Owner to claim any allowances in respect of its expenditure on the Goods and to remain entitled to such allowances.

5.09 For the purposes of United Kingdom taxation and irrespective of the accounting treatment to be adopted by the Lessee, the Lessee shall not claim capital allowances on the Goods.

6.       LOCATION, USE AND MAINTENANCE OF GOODS

6.01 Notwithstanding the provisions of the Charter, the Goods shall be located at the Site and shall not be removed therefrom during the Lease Period without the prior consent in writing of Simon and the Owner except as may be required in the ordinary course of operating and maintaining the Ship.

6.02 Without prejudice to the terms of the Charter the Lessee shall use the Goods in a careful and proper manner and in accordance with any operating instructions issued in respect thereof by the Supplier thereof. The Lessee shall not permit the Goods to be





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
         used for any purpose for which they are not designed or for any unlawful purpose. The Lessee shall ensure that the Goods are used or operated by properly skilled personnel.

6.03 Without prejudice to the terms of the Charter the Lessee shall at all times keep the Goods in good repair and condition and in working order and shall, at its own expense, replace all worn and damaged parts thereof. For this purpose the Lessee shall, at its own expense, if required by Simon and/or the Owner, enter into and maintain in full force and effect throughout the Lease Period a maintenance agreement in terms approved by Simon and/or the Owner with the Supplier or other party approved by Simon and/or the Owner and the Lessee undertakes to comply promptly with all its obligations under such agreement. The Lessee shall supply a copy of such agreement to Simon and or the Owner if so requested. The Lessee shall at all times ensure that any repair or servicing of the Goods is undertaken by properly skilled and qualified persons and in accordance with the instructions or recommendations of the Supplier of the Goods.

6.04     (a)     The Lessee shall keep an up-to-date record of the whereabouts of the Goods which it will supply to Simon and/or the Owner on request.

         (b) The Lessee shall not be obliged to enter into a maintenance agreement as provided by clause 6.03 above, but shall procure that the Goods are properly serviced in accordance with the recommendations of the Supplier thereof.

6.05 The Lessee shall at its own expense obtain and keep in full force and effect all permissions, licenses and other authorisations which may at any time be required in connection with the possession or use of the Goods and/or any premises in which the same are located at any time during the Lease Period and the due performance by the Lessee of its obligations under this Master Agreement and each Lease Contract and, if so requested, shall provide a copy of each thereof to Simon and the Owner. The Lessee shall comply with all statutory and other obligations relating to the possession and/or use of the Goods and shall at is own expense add to or install with the Goods any safety or other equipment required by any applicable law or regulation to be so added or installed for the lawful use or operation of the Goods. If any such liability shall be discharged by Simon or the Owner, the Lessee shall repay the same to Simon or the Owner (as the case may be) on demand with interest calculated at the Interest Rate from the time of the same having been discharged until such repayment.

6.06 The Lessee agrees to indemnify and hold harmless Simon from and against any and all claims, demands and proceedings brought against Simon and/or the Owner in respect of any injury, damage or loss caused to persons or property arising directly or indirectly out of the possession, operation, transportation or condition of the Goods during the Lease Period or out of the ownership of the Goods or out of any disposal of the Goods by the Lessee pursuant to Clause 16 or 17 or as a result of any claim that the use of the Goods is an infringement of any patent or intellectual property right or otherwise in connection with the Goods.

7.       OWNERSHIP PLATES AND INSPECTION

7.01 The Lessee shall if so requested by Simon or the Owner affix or cause to be affixed to the Goods, or any separate part or parts thereof, plates or other forms of marking ("Plates") indicating in terms approved by the Owner that the Goods are the property of the Owner, are leased by the Owner to Simon and are on sub-lease to the Lessee. The Lessee shall ensure that such Plates remain so affixed and that the same are conspicuous and are at no time removed, obliterated, defaced or covered up.

7.02 Simon and/or the Owner or its/their agents or representatives shall at all reasonable times have access to the Goods (and for this purpose shall be entitled to enter on the Site or on any land or premises on or in which the same are reasonably believed to be situated) for the purpose of inspecting the same and the Lessee shall provide Simon and/or the Owner or its/their agents or representatives with reasonable facilities for any such inspection.

8.       PROHIBITION AGAINST DEALING WITH THE GOODS

8.01 The Lessee shall not and shall not purport to sell or offer for sale, grant security over, charge, assign, pledge, mortgage, sub-lease or otherwise dispose of the Goods or any of them or permit any lien (other than a repairer's lien) to arise over any of the Goods or sublease or part with possession of any of the Goods without the previous written consent of Simon and the Owner.

8.02 The Lessee shall not without the previous written consent of Simon and the Owner attach any of the Goods to any land or premises other than the Ship so that they become or, in the reasonable opinion of the Owner, may become a fixture thereon.

8.03 The Lessee shall during the Lease Period promptly notify (i) the holders of any fixed security or floating charge over all or any of the goods of the Lessee and (ii) any landlord of the land or premises where the Goods are at any time located, that the Goods are the property of the Owner and held upon a sub-lease from Simon and the Lessee shall provide satisfactory evidence of such notification and, where requested by Simon or the Owner, a written acknowledgement from the holders of any such security or charge that the Goods and the Lessee's leasehold interest therein are not within the scope of any such security or charge or from any landlord that the Goods have not and will not become a landlord's fixture, and (in the case of a landlord of premises in Scotland) are not and will not be secured by the landlord's right of hypothec.

8.04 The Lessee further undertakes to give to Simon and the Owner during the Lease Period 14 days notice of the proposed creation of any security mortgage or charge created by the Lessee whether fixed or floating over its goods generally or over its stocks and/or its machinery or plant and/or over any land or premises on or in which the Goods are located and the Lessee shall notify Simon and the Owner promptly of any enforcement thereof or of the appointment of any receiver of all or part of the Goods.

8.05 The Lessee further undertakes that forthwith upon becoming aware of the assignment of any security or charge as is referred to in Clause
         8.03 hereof or of the disposal by the landlord of his interest in any such land or premises as are there referred to, the Lessee will notify the assignee or disponee that the Goods are the property of the Owner and held upon a sub-lease from Simon and will provide satisfactory evidence of such notifications and, where requested by Simon or the Owner, such acknowledgement by the assignee or disponee as is referred to in Clause 8.03 hereof.

8.06 The Lessee shall not permit any of the Goods to be seized or taken out of its possession or control under any diligence, distress, execution or other legal process but if the Goods are so seized or taken the Lessee shall promptly notify Simon and the Owner thereof and shall indemnify Simon and/or the Owner against all losses costs or charges incurred by Simon and/or the Owner by reason thereof in retaking possession or otherwise in reacquiring the Goods or in acquiring substitutes therefor.

9.       ALTERATION TO THE GOODS

9.01 Subject to due compliance with Clause 6.03 the Lessee shall not without the prior written consent of Simon and the Owner make any addition alteration or modification to the Goods or attach any accessories thereto which cannot be removed without damaging or impairing the Goods. Any accessories so attached whether in breach of this provision or otherwise shall automatically, and without prejudice to any entitlement of Simon and/or the Owner to damages, become the property of the Owner.

10.      WARRANTIES RELATING TO THE GOODS

10.01 It is expressly agreed and acknowledged that no condition, warranty or representation of any kind is or has been given by or on behalf of Simon or the Owner in respect of any of the Goods. All conditions or warranties expressed or implied by law relating to the specifications, quality, description, merchantability or otherwise of the Goods or as to their fitness for any purpose are hereby expressly excluded. The Lessee agrees and acknowledges that neither Simon nor the Owner shall be liable for any claim, loss, damage, expense or other liability of any kind or nature caused directly or indirectly by any of the Goods or by any inadequacy thereof for any purpose or by any deficiency or defect thereof or the use or performance thereof or any repairs thereto or servicing thereof and the Lessee shall not by reason thereof be released from any liability to pay rental or any other payment due hereunder or under any Lease Contract.

10.02 Simon will at the expense of the Lessee endeavor to extend to the Lessee the benefit of any guarantee, condition or warranty which may have been given to the Owner (or Simon) by the Supplier or which is implied by law in favor of the Owner (or Simon) provided always however that (i) the Lessee is not in default under this Master Agreement or any Lease Contract or any other agreement between the Owner or Simon and the Lessee (ii) the Lessee fully indemnifies the Owner and/or Simon against all costs, claims, damages and expenses incurred or which may be incurred in connection with the making of any claim thereunder and (iii) the Lessee gives such security in advance in respect of such indemnity as the Owner and/or Simon may deem appropriate.

10.03 The Lessee acknowledges that the Supplier is not and has not been the agent of the Owner or Simon and neither the Owner nor Simon shall be bound by any representation or warranty made by or on behalf of the Supplier.

11.      INDEMNITY AND INSURANCE

11.01 The Lessee shall from the Effective Date until the end of the Lease Period keep the Goods comprehensively insured at the expense of the Lessee for an amount equal to whichever is the greater from time to time of (a) full replacement value and (b) one hundred and ten per cent. (110%) of the maximum Termination Sum (in the case of a variable rate lease, on the Assumption that the base rate specified in the Lease Contract will apply throughout the Primary Period) and shall indemnify Simon and the Owner in respect of any claim arising out of the use or possession of the Goods. The insurance policies shall be taken out with reputable insurers and shall cover (i) all risks of loss or damage whatsoever (ii) all third party and public liability and (iii) other matters in respect of which the Goods are or the Lessee is for the time being required by statute or otherwise to be insured. Such insurance policy shall not have any excess unless agreed by the Owner and Simon in writing. The Lessee shall at all times maintain third party and public liability insurance in respect of the business carried on by the Lessee in which the Goods are used for amounts which are prudent and reasonable having regard to the type of business being carried on by the Lessee. Such insurance shall name the Owner and Simon as joint assureds and contain an endorsement to the effect that the Goods are the property of the Owner (and sub-leased from Simon), that all moneys payable under such policy shall be payable to or to the order of the Owner and that the Owner shall be given 30 days prior notice of any intention of the Lessee or the insurance company to cancel the policy or to alter its terms or not renew the policy on the same terms.

11.02    The Lessee shall if required produce to the Owner and Simon:

         (i) a cover note in respect of the Goods within 10 days of assuming the risk in the Goods in accordance with the provisions of Clause 3.01 hereof;

         (ii)    the insurance policy within 10 days of its becoming available;

         (iii) each premium receipt within 10 days of the due date of premium payment;

         (iv) any amendments to the insurance policy by way of note, endorsement or otherwise forthwith upon notification to the Lessee.

11.03 If the Lessee shall fail to keep the Goods so insured or to produce such policy or receipt as aforesaid, the Owner and/or Simon shall be entitled, at the expense of the Lessee, to insure the Goods as aforesaid and the Lessee shall pay to Simon on demand any sums expended by the Owner and/or Simon for such purpose together with interest at the Interest Rate accruing on a day to day basis from the time of the same having been expended until such payment.

11.04 The Lessee irrevocably authorises the Owner (and/or Simon) to give a good discharge to the insurance company for any moneys paid under such insurance policy. The Lessee shall, if so requested by the Owner (and/or, where appropriate, Simon), assign to the Owner (and/or Simon) or to its (or their) order the rights, claims and benefits arising under any such policy and shall indemnify the Owner (and/or Simon) in respect of any stamp duty on such assignment.

11.05 If the Goods will be used in any nuclear power station or in any nuclear process where the Goods or those using them may be subjected to any risk of ionising radiations or contamination by radioactivity, then before the leasing of the Goods starts the Lessee shall inform Simon in writing and in consultation with Simon shall effect such additional insurance cover as Simon may require.

11.06 The Lessee shall ensure that nothing is done or omitted to be done which is contrary to the terms of any such policy of insurance or which might entitle the insurance company to cancel the policy or reduce or avoid any liability thereunder.

11.07 The Lessee shall forthwith notify the Owner and Simon in writing of any occurrence which gives rise or might reasonably be expected to give rise to a claim under such policy of insurance. The Lessee shall ensure that any claim is made promptly and in accordance with the terms of the policy and shall not agree any settlement of a claim without the prior written consent of the Owner and Simon.

11.08 If any item specified in the Schedule annexed and executed as relative to a Lease Contract as forming part of the Goods for the purposes of such Lease Contract becomes a total loss or constructive total loss as a result of the Ship becoming a Total Loss or as a result of that item being lost, stolen, seized, confiscated, damaged beyond economic repair or otherwise the hiring of such item shall terminate, and on such event the Lessee shall either:

         (i) acquire a replacement for the lost item of equivalent size and condition acting for this purpose as agent for the Owner, in which event the replacement shall be deemed to be included in the relevant RBS Lease Contract and the relevant Lease Contract for all purposes, the Lessee shall continue to be liable to pay Rental, and other payments in accordance with the Lease Contract and this Master Agreement as if such loss had not taken place, and Simon shall only be liable to reimburse the Lessee in respect of expenditure incurred as its agent to the extent that the Simon receives insurance proceeds in respect of such loss or

         (ii) notify Simon of such loss and forthwith pay to Simon a Termination Sum calculated by reference to the proportion of the rental attributable to the lost Goods. All insurance proceeds shall be paid to the Owner and until such Termination Sum is received the obligations of the Lessee under this Master Agreement and the Lease Contract shall continue in all respects and in particular the Lessee shall continue to be liable to pay Rental, and other payments falling due in respect of such lost Goods subject to Clause 11.12 on receipt of the Termination Sum in full Simon agrees to pay to the Lessee any insurance proceeds it receives in respect of the loss of the Goods.

                 Provided always that the Lessee shall only be entitled to acquire replacements under (i) above during the Primary Period in respect of lost items which have an aggregate original cost not exceeding 10% of the total Original Cost for the Goods as specified in the relevant Lease Contract. If the Original Cost of Goods lost in the Primary Period exceeds such figure then the loss shall be notified to Simon and dealt with in accordance with Assumption (ii) above.

11.09 The Lessee shall be liable to reinstate or repair at its own expense Goods which have not become a total loss or a constructive total loss provided however that, subject to Clause 11.10 below any insurance proceeds which are paid otherwise than in respect of a total loss or a constructive total loss of the Goods shall be applied either in or towards the cost of reinstating or repairing the Goods to the satisfaction of Simon and the Owner or, if the Goods have been so reinstated or repaired at the expense of the Lessee, in or towards reimbursement of the Lessee for the cost thereof.

11.10 If the Lessee shall be in default of any obligation under this Master Agreement or any Lease Contract, such insurance proceeds may, at the option of Simon and the Owner, be applied first in or towards payment of any amounts then owing by the Lessee to Simon.

11.11 Notwithstanding the other sub-clauses of this Clause 11 if, in the event of requisition of the Ship for hire, it is proved to the satisfaction of Simon and the Owner that such requisition is upon terms whereby the requisitioning authority has assumed the responsibility of the Lessee to Simon and the Owner to indemnify or recompense it in respect of or otherwise to make good all losses which would ordinarily be covered by the insurances required to be effected by the Lessee under this Agreement, the Lessee shall be relieved from its insurance obligations under this Agreement in respect of such period of requisition or in the event that the requisitioning authority shall have assumed only a partial responsibility as aforesaid the insurance obligations of the Lessee under this Agreement shall be modified in such a manner and to such extent as Simon and the Owner may approve.

11.12 All moneys received by the Owner (or Simon) as loss payee under the insurances of the Goods from insurers or others in respect of a Total Loss (this sum being, when the Goods are insured as part of the Ship, that part of the Insurances in respect of the Goods) shall be applied subject to Clause 10.04 of the Charter (which shall be read for this purpose as if referring to the Goods Contracts and not the Relevant Documents) as follows:

         (a) Firstly, in or towards settlement of all amounts due and owing by Simon to the Owner under the RBS Master Leasing Agreement or any of the other Goods Contracts (as therein defined);

         (b) Secondly, if the Lessee shall on or before the date of application of such moneys have paid the Termination Sum, or a part thereof, in accordance with Clause 11.08 in or towards refunding by way of rebate of Rentals or otherwise as appropriate to the Lessee the amount of the Termination sum or part thereof so paid by the Lessee; and

         (c) Thirdly, an amount equal to two per cent (2%) of such moneys received by the Owner as loss payee under the insurances of the Goods shall be retained by the Owner, and any balance paid to Simon shall be paid by Simon to the Lessee or to its order by way of rebate of Rentals or otherwise as appropriate.

11.13 If the Owner shall require and at any time when the Goods are installed on the Ship, Clauses 11.01 to 11.04 shall not apply (save for the indemnity contained in Clause 11.01) and the Goods shall be insured as part of the Ship in accordance with Clause 16 of the Charter provided such insurances clearly show an agreed value for the Goods, approved by Simon and the Owner and such insurances are otherwise on terms approved by Simon and the Owner.

12.      PROPERTY IN THE GOODS

12.01 The Goods shall at all times throughout the Lease Period remain the sole and exclusive property of the Owner (but subject to the leasehold interest of Simon) and the Lessee shall not do or permit to be done anything which could prejudice or jeopardise the rights of the Owner or Simon in respect of the Goods.

13.      RETURN OF THE GOODS

13.01 Subject to the provisions of Clause 16 the Lessee shall, at the risk and expense of the Lessee, return the Goods to Simon, at such address in the U.K. as Simon may require, at the termination of the Lease Contract, howsoever occurring, unencumbered and in good working condition (reasonable wear and tear only excepted).

13.02 Simon shall be entitled to require the Lessee at the expense of the Lessee to store the Goods in a suitable place and in reasonably protective conditions for a period not exceeding 180 days following the termination of the Lease Contract howsoever arising. During such period the Goods shall not be used, modified or in any way interfered with and at the end of such period the Lessee shall return the Goods to Simon in accordance with its obligations under Clause 13.01.

13.03    In the event of any breach by the Lessee of the provisions of Clauses
         13.01 or 13.02 Simon and/or the Owner shall be entitled to repossess the Goods without notice and for that purpose shall be entitled to enter upon any land or premises on or in which the Goods are or are reasonably believed to be situated and to remove or sever the Goods.

13.04 Without prejudice to any other remedies or rights which may be available to Simon if the Lessee commits any breach of the terms or conditions of the leasing of any Goods hereunder and fails to remedy the same within 21 days of being required so to do by Simon shall have the right immediately to terminate the lease thereof and the provisions of this Clause 13 shall thereupon apply.

13.05    Should the Ship be under requisition for hire at the end of the Lease
         Period:

         (a) the lease of the Goods under this Agreement shall (unless otherwise agreed between the Parties hereto) nevertheless be terminated at such end but without prejudice to the accrued rights of the parties, including, without prejudice to the generality of the foregoing, the obligations of the Lessee contained in Clause 23.3 of the Charter, and Simon shall be entitled to receive and retain any requisition hire payable in respect of the Goods and in respect of the period from the expiry of termination of the Lease Period;

         (b) the Lessee shall, if it is prevented by reason of the requisition for hire from redelivering the Goods under Clause 18 of the Charter or under Clause 13 hereof, be relieved from its obligations so to do, but shall consult with Simon as to the redelivery of the Goods when the Ship is released from such requisition; and

         (c) after such release the Lessee shall be given a reasonable opportunity of removing the Goods.

14.      DEFAULT AND BREACH

14.01 If the Lessee repudiates this Master Agreement by a breach of its obligations hereunder and/or under any Lease Contract Simon may by notice to the Lessee accept such breach as terminating this Master Agreement and all Lease Contracts entered pursuant hereto or as terminating any Lease Contract in relation to which any such breach has occurred.

14.02 Without prejudice to the generality of Clause 14.01 above Simon and the Lessee hereby agree that any of the following events or any of the Termination Events shall constitute a repudiatory breach by the Lessee of this Master Agreement and each Lease Contract entered into pursuant hereto:

         (i) if the Lessee shall fail to pay any sum payable by it hereunder or under any Lease Contract in full when due or on demand within two (2) Banking Days of such due date or date of demand (as the case may be); or

         (ii) if the Lessee shall commit or cause to be committed any breach of any other term or condition of this Master Agreement or any Lease Contract provided that in the case of a breach capable of remedy Simon shall have first given written notice to the Lessee specifying the fault or breach complained of and requiring the same to be remedied within fourteen (14) days of the service of the said notice and the Lessee shall have failed to comply therewith; or

         (iii) if the Lessee shall convene any meeting of creditors or make any assignment or arrangement for the benefit of creditors generally or if a meeting be convened for the purpose of considering a resolution that the Lessee be wound up voluntarily or if the Lessee shall fail to answer the allegations contained in any petition for a winding up of the Lessee followed by an amalgamation or reconstruction on terms approved by Simon or if an order to wind up the Lessee shall be made or if any application for the appointment of an administrator of the Lessee shall be presented or a receiver shall be appointed over all or any part of the Lessee's undertaking or assets; or

         (iv) if any obligation of the Lessee under any hire purchase or credit or conditional sale or lease agreement or any loan, debt, or other financial obligation of the Lessee shall not be paid at maturity or when due or if the same shall become due prior to its specified maturity by reason of default, or if the Lessee shall fail to meet its obligations under any guarantee or indemnity when properly called upon to do so; or

         (v) if any diligence, distress or execution (other than arrestment to found jurisdiction) shall be issued, levied or sued out upon or against any part of the property of the Lessee and is not discharged within 7 days; or

         (vi) if the Lessee shall cease or threaten to cease to carry on its business (other than for the purpose of a reconstruction or amalgamation the terms of which have received the previous consent in writing of Simon) or shall transfer or dispose of all or a substantial part of its assets or if all or a substantial part of the assets of the Lessee are appropriated by any governmental authority; or

         (vii) if the Lessee shall be unable or shall admit in writing its inability to pay its lawful debts as they fall due or shall present a petition to be wound up or shall seek any reorganization or an arrangement with creditors to take advantage of any insolvency law; or

         (viii) if the Lessee shall do or permit to be done anything which prejudices or jeopardises the rights of Simon or the Owner in or over any of the Goods; or

         (ix) if the Lessee shall fail to give Simon not less than six weeks' notice in writing of any intended change in the ownership of the issued share capital of the Lessee; or

         (x) except with the prior written consent of Simon less than the whole, or none, of the legal and beneficial ownership of the issued share capital of the Lessee shall be owned directly or indirectly by Exploration Holdings Limited.

14.03    (a)     Upon Voluntary Termination or upon Simon electing to terminate this Master Agreement (which Simon has the right to do) following receipt by Simon of notice of any intended change in the ownership of the issued share capital of the Lessee or upon acceptance by Simon of any repudiatory breach by the Lessee under this Master Agreement or under any Lease Contract as terminating this Master Agreement and all or any other
                 Lease Contracts entered into pursuant hereto, then Simon shall be entitled to recover on demand a Termination Sum in relation to each Lease Contract so terminated.

         (b) Without prejudice to the provisions of Clause 5.04 hereof a Termination Sum shall be calculated as at the termination of leasing under any Lease Contract and shall be a sum equal to the aggregate of:

                 (i) all arrears of Rental and all other amounts accrued due under the terms of this Master Agreement and such Lease Contract;

                 (ii) all Rentals which would have been payable but for such termination during the unexpired term of the Primary Period, but discounted to present day value at the discount rate specified in the Lease Contract to reflect early receipt;

                 (iii) any costs and expenses incurred by Simon in locating, repossessing or recovering or valuing the Goods or collecting any payments due under this Master Agreement and/or the Lease Contract or otherwise in obtaining the due performance of the obligations of the Lessee under this Master Agreement and each Lease Contract;

                 (iv) all losses, costs and expenses suffered or incurred by Simon in consequence of such termination in repaying or otherwise redeploying funds borrowed to finance the acquisition of the Goods or in terminating or otherwise redeploying any agreements relating to such borrowing including, without limitation, interest rate or currency swap agreements, foreign exchange contracts or other contracts for differences. The certificate of the Owner or Simon as to such losses, costs and expenses shall be final and binding on the Lessee in the absence of manifest error in the case of a certificate of the Owner and prima facie evidence of such losses, costs and expenses in the case of a certificate of Simon.

                 (v) an amount equal to interest on all sums specified in paragraphs (i), (ii), (iii) or (iv) of this sub-clause (b) at the Interest Rate from the date on which such payments become due until the date of payment thereof and in the case of paragraphs (iii), (iv) and (v) of this sub-clause (b) shall include any and all sums payable by Simon to the Owner under any RBS Lease Contract or the RBS Master Leasing Agreement in respect of any losses costs and expenses of a similar nature which Simon is obliged to pay to the Owner thereunder.

                 (c) If a Lease Contract terminates as a result of an Event of Default Simon may, but shall not be obliged (unless the Termination Sum payable shall have been paid in full and the Ship is to be sold at the same time in accordance with the provisions of Clause 25.3 of the Charter) to take such steps as in its sole opinion are reasonable to sell the Goods in the six months following such termination and thereafter may dispose of the same for scrap. Simon shall, provided any Termination Sum due has been paid in full pay to the Lessee an amount equal to 98% of the net sale proceeds of the Goods (if any).

14.04 Upon the termination of the leasing of the Goods under any Lease Contract pursuant to Clause 13.04 or Clauses 14.01 or 14.02 the Lessee shall cease to be in possession of the Goods with the consent of Simon and shall, upon receiving notice of such termination from Simon, forthwith cease to use the Goods for any purpose and return or store the same in accordance with Clauses 13.01 or 13.02, failing which the provisions of Clause 13.03 shall apply. Provided however that if at the date of such termination the Goods are part of the Ship the provisions of Clause 25.1 of the Charter shall apply.

14.05 If the Lessee is in breach of any of the obligations under this Master Agreement or the Lease Contracts and Simon incurs any expenditure in respect of the Goods or in obtaining the due performance by the Lessee of its obligations under this Master Agreement or the Lease Contract, Simon shall be entitled (without prejudice to any other rights it may have hereunder) to recover such expenditure from the Lessee together with interest thereon at the Interest Rate from the date on which such expenditure is incurred to the date of payment thereof to Simon.

15.      INTEREST FOR LATE PAYMENT

15.01 Any payment due under this Master Agreement or due under any Lease Contract from the Lessee to Simon, whether by way of rental, damages, reimbursement, indemnity or otherwise howsoever, not received for cleared money value by Simon on the due date (which shall, in the case of a payment by way of reimbursement or indemnity, be deemed to be the date on which Simon incurred the expenditure the subject of such reimbursement or indemnity) shall bear interest (which shall accrue both before and after any decree or judgment) at the rate of 2 per cent per annum over The Royal Bank of Scotland plc (or any successor thereof) Base Rate for the time being calculated on a day-to-day basis ("the Interest Rate") compounded quarterly from the due date. The Lessee shall on demand, pay to Simon the amount of such interest free from all deductions or withholdings of whatsoever nature.

16.      VOLUNTARY TERMINATION SALES AGENCY

16.01 Following Voluntary Termination and provided that the Lessee has duly performed all the terms and conditions of this Master Agreement and of the Lease Contract and provided the Lessee is not in default under any other Lease Contract entered into pursuant to this Master Agreement, then upon expiry of the Lease Period the Lessee is appointed agent on behalf of Simon and shall act as sub-agent of the Owner (unless agreed in writing between Simon and the Lessee) to arrange a sale of the Goods which are the subject of the Lease Contract in accordance with the terms and conditions of this Clause and shall not be obliged to return the Goods to Simon pursuant to Clause 13.01 pending sale or termination of this agency appointment.

16.02 Any sale of the Goods shall be to a third party which is not dealing as a consumer for the purposes of the Unfair Contract Terms Act 1977 (and is not connected with the Lessee or Simon within the meaning of the Income and Corporation Taxes Act 1988 as from time to time amended or re-enacted) at an arm's length price to be agreed with Simon before the sale is finalised.





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
16.03    Any sale of the Goods shall include terms to the following effect:

         (i) that all conditions, representations or warranties, expressed or implied by statute or otherwise, whether as to the state or quality of the Goods or as to description, fitness for purpose, merchantable quality or otherwise, are, so far as is permitted by law, expressly excluded as between the owner and the buyer save in respect of the warranty that the Owner shall be passing such title to the Goods as received from the Lessee and Simon free from any Encumbrances created by the Owner; and

         (ii) that the sale is conditional upon the Owner first recovering possession of the Goods.

         Provided always that nothing in this Clause 16.03 shall prevent the Lessee including any other representations and warranties to be given directly by the Lessee to a buyer in connection with such sale.

         The Lessee agrees to indemnify and keep indemnified the Owner and Simon against any liability, claim, demand, proceeding or expense which may result from any claim (whether justified or not) being made against the Owner or Simon in respect of or concerning the Goods by a purchaser of the Goods or any third party following any sale by the Lessee as agent of Simon and sub-agent of the Owner and such indemnity shall continue after the determination of this Master Agreement and/or Lease Contract for any reason.

16.04 The appointment of the Lessee as agent of Simon and sub-agent of the Owner shall determine on the date which is 6 months after the expiry of the Lease Period (as that term is defined in the relevant Lease Contract). If the Goods have not been sold within the period of the agency then Simon or the Owner will direct the Lessee to deliver the Goods to a place specified by the Owner or Simon with all removal, transport, necessary insurance and storage costs being payable by the Lessee. The Lessee will ensure that the Goods when so delivered shall be complete and in reasonable working conditions (fair wear and tear excepted). If Simon or the Owner has to bear any expenses in carrying out the removal and storage of the Goods when remedying any defect in them then Simon or the Owner shall be entitled to interest at the Interest Rate from the time the Owner incurs such expenses until the same are reimbursed to Simon or the Owner (as appropriate) by the Lessee.

16.05 In the event of any breach by the Lessee of any of its obligations under this Clause or of any Lease Contract current while the agency is continuing, then the appointment of the Lessee as agent of Simon and sub-agent of the Owner and the authority of the Lessee to act as agent of Simon and sub-agent of the Owner may forthwith be terminated by notice given by Simon or the Owner to the Lessee.

16.06 If the Lessee is successful in arranging a sale of the Goods as sub-agent for Simon then the Lessee shall be entitled by way of rebate of rentals for acting as sub-agent of Simon to a sum equal to the percentage of the net sale proceeds stated in the Lease Contract. The net sale proceeds shall be the gross sale proceeds of the sale less any reasonable expenses (excluding all Value Added Tax). Any reasonable expenses incurred by the Lessee in arranging the sale which shall be reimbursed out of the gross sale proceeds. Unless otherwise agreed with Simon the Lessee shall arrange that the gross sale proceeds are paid to the Owner.

17.      CHARTER SALES AGENCY

17.01 Provided that the Lessee has duly performed all the terms and conditions of this Master Agreement and of the Lease Contract and provided the Lessee is not in default under any other Lease Contract entered into pursuant to this Master Agreement, then upon expiry of the Lease Period other than by way of Voluntary Termination the Lessee is appointed sub-agent on behalf of Simon (unless agreed in writing between the Owner Simon and the Lessee) to arrange a sale of the Goods which are the subject of the Lease Contract as part of the Ship in accordance with the terms and conditions of Clause 3.6 of the Charter and shall not be obliged to return the Goods to Simon pursuant to Clause 13.01 pending sale or termination of this agency appointment.

17.02 If the Lessee is successful in arranging a sale of the Goods as sub-agent for Simon then the Lessee shall be entitled by way of rebate of rentals for acting as agent to a sum equal to the percentage of the net sale proceeds stated in the Lease Contract. The net sale proceeds shall be that part of the Net Sale Proceeds which relates to the Goods, calculated in accordance with clause 3.5 of the Charter but excluding all Value Added Tax, less any reasonable expenses incurred by the Lessee in arranging the sale which shall be reimbursed by Simon to the extent that Simon receives such payment from the Owner. Unless otherwise agreed with Simon the Lessee shall arrange that the gross sale proceeds are paid to the Owner.

17.03 It is confirmed that the Lessee's obligations to insure the Goods and all other obligations of the Lessee with respect to the Goods under the terms of this Master Agreement and the Lease Contract, including the obligation to pay rental, shall continue until the Goods have been sold in accordance with the terms of Clause 16 or this Clause 17 or redelivered to the Owner.

18.      RIGHTS AND WAIVER

18.01 No right or remedy conferred upon Simon by this Agreement shall be exclusive of any remedy provided for herein or by law and all such rights and remedies shall be cumulative.

18.02 The exercise of any power or remedy or the enforcement of any right shall not be construed as a waiver of the right to exercise any other power or remedy or to enforce any other right. Any forbearance or indulgence granted by Simon shall not constitute a waiver of the right or remedy of Simon in respect of which such forbearance or indulgence is granted and Simon shall be entitled to exercise such right or remedy at any time thereafter.

19.      NOTICES

19.01 Every notice, request, demand or other communication under this Master Agreement shall:

         (a) be in writing delivered personally or by prepaid first class letter, telex or facsimile transmission (confirmed in the case of a telex or facsimile transmission, by prepaid first class letter sent within 24 hours of despatch but so that the non-receipt of such confirmation shall not affect in any way the validity of the telex or facsimile transmission in question);

         (b) be deemed to have been received, subject as otherwise provided in this Master Agreement, in the case of a telex, at the time of despatch with confirmed answerback of the addressee appearing at the beginning and end of the communication, in the case of a facsimile transmission, at the time of despatch with confirmation that the communication was well received (provided that, in the case of a telex or facsimile transmission, if the date of dispatch is not a business day in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day), and in the case of a letter, when delivered personally or five (5) days after being put in the post;

         (c)     be sent:

                 (1)      to Simon to:

                          Simon-Horizon Limited
                          Horizon House
                          Azalea Drive
                          Swanley
                          Kent BR8 8JR

                          Telex: 896050 EXPLOR G
                          Fax: 0322 613650

                          (Attention: Company Secretary)
                          with a copy to:

                          Simon Engineering PLC
                          Simon House
                          Bird Hall Lane
                          Stockport
                          Cheshire SK3 ORT

                          Telex: 665923 SIMENG G
                          Fax: 061 491 2472

                          (Attention: Company Secretary)

                 (2)      to the Lessee to:

                          Horizon Exploration Limited
                          6 Pembroke Road
                          Sevenoaks
                          Kent BR8 8JR

                          Telex: 957840 EXPLOR G
                          Fax: 0732 742977

                          (Attention: Company Secretary)

         or to such other address, telex number of facsimile number as is notified by one party to the other under this Master Agreement.

20.      GENERAL

20.01 This Master Agreement shall be governed by and construed in accordance with English Law and the parties hereby submit to the exclusive jurisdiction of the High Court of Justice in England.

20.02 Save as hereinafter provided, neither Simon nor the Lessee may assign or otherwise transfer any of its rights or obligations under this Master Agreement without the prior written consent of the other party hereto PROVIDED ALWAYS that Simon may with the consent of the Owner assign or otherwise transfer any or all of its rights under, and the benefit of, this Master Agreement without the consent of the Lessee, except that Simon shall not without the prior written consent of the Lessee (such consent not to be unreasonably withheld or delayed) so assign or otherwise transfer any or all of such rights and benefits to an assignee who is a Business Competitor of HEL (as such term is defined in and for the purposes of the Agreement). In the event of any such assignment or transfer by Simon such assignment or transfer shall not impose any greater liabilities on the Lessee towards Simon than those liabilities which the Lessee would have had to Simon at the time of such assignment had no such assignment or transfer taken place.

20.03 The Lessee undertakes to provide Simon copies of its audited balance sheet and profit and loss account as soon as possible after the ending of its financial year or other accounting period and to supply such other information about the Goods, their insurance, condition and maintenance as Simon may from time to time reasonably require.

         The Lessee shall promptly provide to the Owner following a request by Simon or the Owner with financial and other information concerning the Lessee and the Guarantors and their respective affairs as the Owner (or Simon, in order to comply with its obligations pursuant to the RBS Master Leasing Agreement and the RBS Lease Contracts) may from time to time reasonably require.

20.04 The Lessee represents and warrants with Simon that it will not by entering into or performing its obligations under any Lease Contract be in breach of or default under any mortgage or other agreement or commitment whatsoever binding on the Lessee.

AS WITNESS the hands of the representatives duly authorised on behalf of the parties hereto the day and year first written above.


SIGNED BY                               SIGNED BY
         ---------------------------             ------------------------------

SIGNATURE  /s/ [illegible signature]    SIGNATURE  /s/ G.M. Harrison

DESIGNATION                             DESIGNATION
           -------------------------               ----------------------------
for and on behalf of Simon              for and behalf of the Lessee
in the presence of:                     in the presence of:

WITNESS  /s/ Andrew R. Murray           WITNESS  /s/ Andrew R. Murray

FULL NAME  Andrew R. Murray             FULL NAME
                                                 ------------------------------

ADDRESS                                 ADDRESS
       -----------------------------           --------------------------------

------------------------------------    ---------------------------------------

------------------------------------    ---------------------------------------





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
                                   SCHEDULE 1

                         List of Documents and Evidence

1. A copy certified by a Director or the Secretary of the relevant person to be a true, complete and up-to-date copy, of the Certificate of Incorporation and Memorandum and Articles of Association of the Lessee and each of the Relevant Parties.

2. A copy, certified by a Director or the Secretary (or similar officer) of the relevant person to be a true copy, and as being in full force and effect and not amended or rescinded, of resolutions of the board of directors of each of the Lessee and the other Relevant Parties:

         (i) approving the transactions contemplated by such of the Relevant Documents to which the relevant person is a party;

         (ii) authorizing a person or persons to sign and deliver on behalf of the relevant person or, as the case may be, authorizing the sealing by the relevant person of the Relevant Documents to which it is a party and any notices or other documents to be given pursuant thereto;

3. A copy certified by a Director or the Secretary (or similar officer) of the relevant person to be a true copy, and as being in full force and effect and not revoked or withdrawn, of any power of attorney issued by the relevant person pursuant to the said resolutions.

4. A list, certified as true, complete and up to date by a Director or the Secretary (or similar officer) of each of the Relevant Parties of its directors and officers.

5. Evidence that all governmental and other licenses, approvals, consents, registrations and filings necessary for any matter or thing contemplated by the Relevant Documents and for the legality, validity, enforceability, admissibility in evidence and effectiveness thereof have been obtained or effected on an unconditional basis and remain in full force and effect (or, in the case of effecting of any registrations and filings, that arrangements satisfactory to Simon have been made for the effecting of the same within any applicable time limit).

6. Evidence that on Delivery, the Ship is and will remain insured in accordance with the provisions of the Charter and all requirements of the Charter in respect of such insurance have been complied with.

7. Evidence that on delivery, the Goods will be insured in accordance with the provisions of this Master Leasing Agreement and all requirements of this Master Leasing Agreement in respect of such insurance have been complied with.

8.       The agreement duly executed by the Lessee.

9.       The Guarantees duly executed by the Guarantors.

10. An Assignment Agreement between Simon and the Lessee in respect of the Management Agreement.

11. Such legal opinions as Simon may require in relation to the laws of any jurisdiction to which any Relevant Party is or may be subject or which may affect the performance of the obligations of any Relevant Party.

12.      The Deed of Assignment as so defined in the Agreement.





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